Exhibit 99.1

Bill.com Reports Third Quarter Fiscal 2021 Financial Results

Core Revenue Increased 62% Year-over-Year

Total Payment Volume was $35 Billion, up 44% Year-over-Year

Transaction Fees Increased 112% Year-over-Year

Signs Definitive Agreement to Acquire Divvy

SAN JOSE, CALIF. – May 6, 2021 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (SMBs), today announced financial results for the third fiscal quarter ended March 31, 2021.

“We delivered record results and further increased core revenue growth, driven by the value of our platform, the scale of our network, and the broad range of our payment offerings,” said René Lacerte, Bill.com CEO and Founder. “Our platform makes it easy for businesses to simplify their back office, connect with each other, and make payments. We are helping our customers transform their financial operations, and we believe we are at the beginning of a multiyear digital transformation wave.”

“We executed well during the quarter and delivered core revenue growth of 62% year-over-year,” said John Rettig, Bill.com CFO. “Our innovation in platform, payments, and go-to-market activities drove strong accelerated growth in transaction fees and total payment volume. We are operating at a large scale, with an annualized run rate of approximately $140 billion of payments processed for our customers.”

Financial Highlights for the Third Quarter of Fiscal 2021

•	Total revenue was $59.7 million, an increase of 45% from the third quarter of fiscal 2020.
•

Core revenue, which includes subscription and transaction fees, was $58.6 million, an increase of 62% year-over-year. Subscription fees were $29.3 million, an increase of 32% year-over-year. Transaction fees were $29.3 million, an increase of 112% year-over-year.

•

GAAP gross profit was $44.3 million, representing a 74.2% gross margin, compared to $31.1 million, or a 75.5% gross margin, in the third quarter of fiscal 2020. Non-GAAP gross profit was $46.0 million, representing a 76.9% non-GAAP gross margin, compared to $32.1 million, or a 77.7% non-GAAP gross margin in the third quarter of fiscal 2020.

•

Loss from operations was $15.3 million, compared to a loss from operations of $9.7 million in the third quarter of fiscal 2020. Non-GAAP loss from operations was $2.1 million, compared to a non-GAAP loss from operations of $3.8 million in the third quarter of fiscal 2020.

•

Net loss was $26.7 million, or ($0.32) per share, basic and diluted, compared to net loss of $8.3 million, or ($0.11) per share, basic and diluted, in the third quarter of fiscal 2020. Non-GAAP net loss was $1.7 million, or ($0.02) per share, basic and diluted, compared to non-GAAP net loss of $2.4 million, or ($0.03) per share, basic and diluted, in the third quarter of fiscal 2020.

•	Cash, cash equivalents and short-term investments were $1.7 billion at March 31, 2021.

Business Highlights and Recent Developments

•	Served 115,600 customers as of the end of the third quarter of fiscal 2021, representing year-over-year customer growth of 27%.
•	Processed $35.0 billion in total payment volume on our platform in the third quarter, an increase of 44% year-over-year.
•	Processed 7.2 million transactions in the third quarter of fiscal 2021, an increase of 19% year-over-year.

•	Signed a definitive agreement to acquire Divvy, a leading company in spend management for SMBs.
•	Recognized on G2’s 2021 Best Products for Finance list and named a leader in G2’s 2021 Accounts Payable Automation Software category for the small and medium business community.
•	Launched integrations with Microsoft Dynamics 365 Business Central and Microsoft Dynamics GP.

Financial Outlook

Bill.com is providing the following guidance for the fiscal fourth quarter ending June 30, 2021.

Q4 FY21 Guidance
Total revenue (millions)	$60.9 – $61.9
Year-over-year total revenue growth	45% – 47%
Core revenue (millions)	$60.4 – $61.3
Year-over-year core revenue growth	56% – 58%
Float revenue (millions)	$0.5 – $0.6
Non-GAAP net loss (millions)	($4.5) – ($3.5)
Non-GAAP net loss per share	($0.05) – ($0.04)
Weighted-average basic and diluted shares outstanding (millions)	83.3

The financial outlook does not include any potential impact from the proposed acquisition of DivvyPay, Inc. (“Divvy”). These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Bill.com has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, Bill.com will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal third quarter results, our outlook for the fiscal fourth quarter ending June 30, 2021, and the pending acquisition of Divvy. The live webcast and a replay of the webcast will be available at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About Bill.com

Bill.com is a leading provider of cloud-based software that simplifies, digitizes, and automates complex, back-office financial operations for small and midsize businesses. Customers use the Bill.com platform to manage end-to-end financial workflows and to process payments. The Bill.com AI-enabled, financial software platform creates connections between businesses and their suppliers and clients. It helps manage cash inflows and outflow. The company partners with several of the largest U.S. financial institutions, the majority of the top 100 U.S. accounting firms, and popular accounting software providers. Bill.com has offices in San Jose, California and Houston, Texas. For more information, visit www.bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our fiscal fourth quarter ending June 30, 2021,our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the novel coronavirus pandemic (COVID-19) and its impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including the pending acquisition of Divvy, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended June 30, 2020 filed with the SEC on August 31, 2020, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. Additional information will also be set forth in our quarterly report on Form 10-Q for the three months ended March 31, 2021 when filed. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense, employer payroll taxes related to employee stock-based compensation, depreciation and amortization expense, amortization of debt discount and issuance costs, loss on revaluation of warrant liabilities, and income tax benefit associated with 2025 Notes. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Beginning the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. Our non-GAAP financial measures for the quarter ended March 31, 2020 were also adjusted to conform to the current quarter presentation. These changes are further described in the reconciliation of GAAP to non-GAAP financial measures below.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock- based compensation expenses using a variety of valuation methodologies and subjective assumptions.

Employer payroll taxes related to employee stock-based compensation. We exclude payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expense related to employee stock-based compensation was not material for all periods prior to June 30, 2020; therefore, it was excluded from those prior periods.

Depreciation and amortization expense. We exclude depreciation and amortization expenses from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Amortization of debt discount and issuance costs. We exclude the amortization of debt discount and issuance costs associated with our issuance of convertible senior notes due 2025 from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Loss on revaluation of warrant liabilities. We exclude loss on revaluation of warrant liabilities, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Income tax benefit associated with 2025 Notes. We exclude the income tax benefit associated with 2025 Notes from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, reduced by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.  Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com

619-997-0299

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,223,724	$573,643
Short-term investments	512,520	123,974
Accounts receivable, net	9,584	4,252
Unbilled revenue	7,865	6,549
Prepaid expenses and other current assets	18,268	26,781
Funds held for customers	1,929,840	1,644,250
Total current assets	3,701,801	2,379,449
Non-current assets:
Operating lease right-of-use assets	44,125	—
Property and equipment, net	31,740	13,866
Other assets	22,499	10,700
Total assets	$3,800,165	$2,404,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,320	$3,478
Accrued compensation and benefits	11,632	12,387
Other accrued and current liabilities	9,281	8,541
Deferred revenue	8,371	5,891
Line of credit borrowings	—	2,300
Operating lease liabilities	6,388	—
Customer fund deposits	1,929,840	1,644,250
Total current liabilities	1,969,832	1,676,847
Non-current liabilities:
Deferred revenue	3,066	2,622
Operating lease liabilities	53,644	—
Convertible senior notes, net	897,871	—
Deferred income tax liability	1,832	—
Other long-term liabilities	3,459	13,827
Total liabilities	2,929,704	1,693,296
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	1,076,255	857,044
Accumulated other comprehensive (loss) income	(191)	2,420
Accumulated deficit	(205,605)	(148,747)
Total stockholders' equity	870,461	710,719
Total liabilities and stockholders' equity	$3,800,165	$2,404,015

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
Revenue
Subscription and transaction fees	$58,622	$36,092	$154,743	$97,604
Interest on funds held for customers	1,116	5,138	5,249	17,886
Total revenue	59,738	41,230	159,992	115,490
Cost of revenue (1)	15,434	10,110	41,513	29,044
Gross profit	44,304	31,120	118,479	86,446
Operating expenses
Research and development (1)	22,286	13,969	60,558	38,476
Sales and marketing (1)	15,190	11,802	42,272	33,560
General and administrative (1)	22,124	15,064	58,897	38,347
Total operating expenses	59,600	40,835	161,727	110,383
Loss from operations	(15,296)	(9,715)	(43,248)	(23,937)
Other (expense) income, net	(11,432)	1,397	(13,943)	2,396
Loss before (benefit from) provision for income taxes	(26,728)	(8,318)	(57,191)	(21,541)
(Benefit from) provision for income taxes	—	1	(333)	52
Net loss	$(26,728)	$(8,319)	$(56,858)	$(21,593)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.11)	$(0.70)	$(0.63)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	82,627	72,379	81,446	34,167

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$728	$422	$1,971	$781
Research and development	3,638	1,466	9,953	3,221
Sales and marketing	1,711	767	5,086	1,643
General and administrative	4,603	2,430	14,253	4,791
	$10,680	$5,085	$31,263	$10,436

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020 (1)	2021	2020 (1)
Cash flows from operating activities:
Net loss	$(26,728)	$(8,319)	$(56,858)	$(21,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,526	1,100	3,449	3,205
Stock-based compensation	10,680	5,085	31,263	10,436
Amortization of debt discount and issuance costs	11,819	—	15,724	—
Amortization of premium (accretion of discount) on investment in marketable debt securities	1,247	(509)	1,970	(2,855)
Non-cash operating lease expense	958	—	2,635	—
Revaluation of warrant liabilities	—	—	—	717
Deferred income tax	—	—	(333)	—
Changes in assets and liabilities:
Accounts receivable	(2,547)	1,351	(5,332)	958
Unbilled revenue	(495)	(242)	(1,316)	(1,356)
Prepaid expenses and other current assets	(886)	(9,235)	(4,833)	(10,843)
Other assets	(532)	(466)	(11,799)	(1,047)
Accounts payable	(439)	(2,621)	927	(1,475)
Accrued and other current liabilities	70	2,342	58	6,893
Operating lease liabilities	852	—	7,782	—
Other long-term liabilities	3	10,502	576	10,689
Deferred revenue	2,892	1,834	2,924	2,944
Net cash (used in) provided by operating activities	(1,580)	822	(13,163)	(3,327)
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(784,583)	(416,046)	(1,486,025)	(830,694)
Proceeds from maturities of corporate and customer fund short-term investments	329,774	189,075	830,933	596,311
Proceeds from sale of corporate and customer fund short-term investments	83,786	2,612	119,072	25,337
Increase in other receivables included in funds held for customers	(9,091)	(1,901)	(9,072)	(6,601)
Purchases of property and equipment	(3,426)	(2,764)	(17,062)	(5,736)
Capitalization of internal-use software costs	(378)	(149)	(1,038)	(489)
Net cash used in investing activities	(383,918)	(229,173)	(563,192)	(221,872)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	(224)	—	1,129,379	—
Purchase of capped calls	—	—	(87,860)	—
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	(1,021)	—	225,544
(Decrease) increase in customer fund deposits liability	(287,840)	(138,211)	285,590	24,246
Payments on line of credit borrowings	(2,300)	—	(2,300)	—
Proceeds from line of credit borrowings	—	2,300	—	2,300
Proceeds from exercise of stock options	5,592	845	23,034	1,746
Proceeds from issuance of common stock under the employee stock purchase plan	4,537	—	8,864	—
Payments of offering costs related to the follow-on public offering	—	—	(664)	—
Proceeds from exercise of stock warrants	—	—	—	144
Payments of deferred debt issuance costs	—	—	—	(151)
Net cash (used in) provided by financing activities	(280,235)	(136,087)	1,356,043	253,829
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(665,733)	(364,438)	779,688	28,630
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,037,798	1,376,236	1,592,377	983,168
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$2,372,065	$1,011,798	$2,372,065	$1,011,798

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:

Cash and cash equivalents	$1,223,724	$228,585	$1,223,724	$228,585
Restricted cash included in other current assets	35	256	35	256
Restricted cash and restricted cash equivalents included in funds held for customers	1,148,306	782,957	1,148,306	782,957
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$2,372,065	$1,011,798	$2,372,065	$1,011,798

______________________

(1)  Amounts have been adjusted to reflect the adoption of Accounting Standards Update No. 2016-18, Statement of Cash Flows

   (Topic 230): Restricted Cash.  Shown below is a summary of the adjustments during the three and six months ended December 31, 2019

   (in thousands).

	Three months ended March 31, 2020
	As reported	ASU No. 2016-18 adjustments	As adjusted
Net cash provided by operating activities	$822	$—	$822
Net cash provided by (used in) investing activities	48,956	(278,129)	(229,173)
Net cash provided by financing activities	(136,087)	—	(136,087)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(86,309)	(278,129)	(364,438)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	314,894	1,061,342	1,376,236
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$228,585	$783,213	$1,011,798

	Nine months ended March 31, 2020
	As reported	ASU No. 2016-18 adjustments	As adjusted
Net cash used in operating activities	$(3,327)	$—	$(3,327)
Net cash used in investing activities	(112,223)	(109,649)	(221,872)
Net cash provided by financing activities	253,829	—	253,829
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	138,279	(109,649)	28,630
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	90,306	892,862	983,168
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$228,585	$783,213	$1,011,798

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands except percentages and per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of gross profit:
GAAP gross profit	$44,304	$31,120	$118,479	$86,446
Add:
Stock-based compensation expense	728	422	1,971	781
Payroll taxes related to stock-based compensation expense	119	—	263	—
Depreciation and amortization expense	800	514	1,868	1,575
Non-GAAP gross profit	$45,951	$32,056	$122,581	$88,802
GAAP gross margin	74.2%	75.5%	74.1%	74.9%
Non-GAAP gross margin	76.9%	77.7%	76.6%	76.9%

	Three months ended March 31,		Nine months ended March 31,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of operating expenses:
GAAP research and development expenses	$22,286	$13,969	$60,558	$38,476
Less:
Stock-based compensation expense	(3,638)	(1,466)	(9,953)	(3,221)
Payroll taxes related to stock-based compensation expense	(404)	—	(978)	—
Depreciation and amortization expense	(213)	(113)	(313)	(312)
Non-GAAP research and development expenses	$18,031	$12,390	$49,314	$34,943
GAAP sales and marketing expenses	$15,190	$11,802	$42,272	$33,560
Less:
Stock-based compensation expense	(1,711)	(767)	(5,086)	(1,643)
Payroll taxes related to stock-based compensation expense	(204)	—	(507)	—
Depreciation and amortization expense	(119)	(76)	(177)	(220)
Non-GAAP sales and marketing expenses	$13,156	$10,959	$36,502	$31,697
GAAP general and administrative expenses	$22,124	$15,064	$58,897	$38,347
Less:
Stock-based compensation expense	(4,603)	(2,430)	(14,253)	(4,791)
Payroll taxes related to stock-based compensation expense	(445)	—	(1,485)	—
Depreciation and amortization expense	(182)	(133)	(391)	(325)
Non-GAAP general and administrative expenses	$16,894	$12,501	$42,768	$33,231

	Three months ended March 31,		Nine months ended March 31,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of loss from operations:
GAAP loss from operations	$(15,296)	$(9,715)	$(43,248)	$(23,937)
Add:
Stock-based compensation expense	10,680	5,085	31,263	10,436
Payroll taxes related to stock-based compensation expense	1,172	—	3,233	—
Depreciation and amortization expense	1,314	836	2,749	2,432
Non-GAAP loss from operations	$(2,130)	$(3,794)	$(6,003)	$(11,069)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of net loss:
GAAP net loss	$(26,728)	$(8,319)	$(56,858)	$(21,593)
Add (less):
Stock-based compensation expense	10,680	5,085	31,263	10,436
Payroll taxes related to stock-based compensation expense	1,172	—	3,233	—
Depreciation and amortization expense	1,314	836	2,749	2,432
Amortization of debt discount and issuance cost	11,819	—	15,724	—
Loss on revaluation of warrant liability	—	—	—	717
Income tax benefit associated with 2025 Notes	—	—	(333)	—
Non-GAAP net loss	$(1,743)	$(2,398)	$(4,222)	$(8,008)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020 (2)	2021	2020 (2)
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.11)	$(0.70)	$(0.63)
Add (less):
Stock-based compensation expense	0.13	0.07	0.38	0.31
Payroll taxes related to stock-based compensation expense	0.01	—	0.04	—
Depreciation and amortization expense	0.02	0.01	0.04	0.07
Amortization of debt discount and issuance cost	0.14	—	0.19	—
Loss on revaluation of warrant liability	—	—	—	0.02
Income tax benefit associated with 2025 Notes	—	—	—	—
Impact of the assumed conversion of redeemable convertible preferred stock	—	—	—	0.11
Non-GAAP net loss	$(0.02)	$(0.03)	$(0.05)	$(0.12)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
Reconciliation of shares used to compute net loss per share attributable to common stockholders
Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	82,627	72,379	81,446	34,167
Add: Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance	—	—	—	31,079
Shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted	82,627	72,379	81,446	65,246

__________________________

(2)

Beginning the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. Our non-GAAP financial measures for the quarter ended March 31, 2020 were also adjusted to conform to the current quarter presentation. The tables below show the reconciliation of the non-GAAP financial measures as previously reported and as restated during the three and nine months ended March 31, 2020.

	Three months ended March 31, 2020			Nine months ended March 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of gross profit:
GAAP gross profit	$31,120	$—	$31,120	$86,446	$—	$86,446
Add (less):
Stock-based compensation expense	422	—	422	781	—	781
Depreciation and amortization expense	514	—	514	1,575	—	1,575
Amortization of capitalized service costs	178	(178)	—	577	(577)	—
Amortization of capitalized internal-use software costs	264	(264)	—	774	(774)	—
Non-GAAP gross profit	$32,498	$(442)	$32,056	$90,153	$(1,351)	$88,802
GAAP gross margin	75.5%		75.5%	74.9%		74.9%
Non-GAAP gross margin	78.8%	-1.1%	77.7%	78.1%	-1.2%	76.9%

	Three months ended March 31, 2020			Nine months ended March 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of operating expenses:
GAAP research and development expenses	$13,969	$—	$13,969	$38,476	$—	$38,476
Add (less):
Stock-based compensation expense	(1,466)	—	(1,466)	(3,221)	—	(3,221)
Depreciation and amortization expense	(113)	—	(113)	(312)	—	(312)
Capitalized service costs	150	(150)	—	444	(444)	—
Capitalized internal-use software costs	243	(243)	—	320	(320)	—
Non-GAAP research and development expenses	$12,783	$(393)	$12,390	$35,707	$(764)	$34,943
GAAP sales and marketing expenses	$11,802	$—	$11,802	$33,560	$—	$33,560
Add (less):
Stock-based compensation expense	(767)	—	(767)	(1,643)	—	(1,643)
Depreciation and amortization expense	(76)	—	(76)	(220)	—	(220)
Capitalized sales commissions	1,163	(1,163)	—	3,454	(3,454)	—
Amortization of capitalized sales commissions	(581)	581	—	(1,587)	1,587	—
Non-GAAP sales and marketing expenses	$11,541	$(582)	$10,959	$33,564	$(1,867)	$31,697
GAAP general and administrative expenses	$15,064	$—	$15,064	$38,347	$—	$38,347
Less:
Stock-based compensation expense	(2,430)	—	(2,430)	(4,791)	—	(4,791)
Depreciation and amortization expense	(133)	—	(133)	(325)	—	(325)
Non-GAAP general and administrative expenses	$12,501	$—	$12,501	$33,231	$—	$33,231

	Three months ended March 31, 2020			Nine months ended March 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of loss from operations:
GAAP loss from operations	$(9,715)	$—	$(9,715)	$(23,937)	$—	$(23,937)
Add (less):
Stock-based compensation expense	5,085	—	5,085	10,436	—	10,436
Depreciation and amortization expense	836	—	836	2,432	—	2,432
Amortization of capitalized service costs, net of amount capitalized	28	(28)	—	133	(133)	—
Amortization of capitalized internal-use software costs, net of amount capitalized	21	(21)	—	454	(454)	—
Capitalized sales commissions, net of associated amortization expense	(582)	582	—	(1,867)	1,867	—
Non-GAAP loss from operations	$(4,327)	$533	$(3,794)	$(12,349)	$1,280	$(11,069)

	Three months ended March 31, 2020			Nine months ended March 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of net loss:
GAAP net loss	$(8,319)	$—	$(8,319)	$(21,593)	$—	$(21,593)
Add (less):
Stock-based compensation expense	5,085	—	5,085	10,436	—	10,436
Depreciation and amortization expense	836	—	836	2,432	—	2,432
Amortization of capitalized service costs, net of amount capitalized	28	(28)	—	133	(133)	—
Amortization of capitalized internal-use software costs, net of amount capitalized	21	(21)	—	454	(454)	—
Capitalized sales commissions, net of associated amortization expense	(582)	582	—	(1,867)	1,867	—
Loss on revaluation of warrant liability	—	—	—	717	—	717
Non-GAAP net loss	$(2,931)	$533	$(2,398)	$(9,288)	$1,280	$(8,008)

	Three months ended March 31, 2020			Nine months ended March 31, 2020
	As reported	Adjustment	As restated	As reported	Adjustment	As restated
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$—	$(0.11)	$(0.63)	$—	$(0.63)
Add (less):			—			—
Stock-based compensation expense	0.07	—	0.07	0.31	—	0.31
Depreciation and amortization expense	0.01	—	0.01	0.07	—	0.07
Amortization of capitalized service costs, net of amount capitalized	—	—	—	0.01	(0.01)	—
Amortization of capitalized internal-use software costs, net of amount capitalized	—	—	—	0.01	(0.01)	—
Capitalized sales commissions, net of associated amortization expense	(0.01)	0.01	—	(0.06)	0.06	—
Loss on revaluation of warrant liability	—	—	—	0.02	—	0.02
Impact of assumed conversion of redeemable convertible preferred stock	—	—	—	0.13	(0.02)	0.11
Non-GAAP net loss	$(0.04)	$0.01	$(0.03)	$(0.14)	$0.02	$(0.12)

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(1,580)	$822	$(13,163)	$(3,327)
Purchases of property and equipment	(3,426)	(2,764)	(17,062)	(5,736)
Capitalization of internal-use software costs	(378)	(149)	(1,038)	(489)
Free cash flow	$(5,384)	$(2,091)	$(31,263)	$(9,552)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS WITH FINANCIAL INSTITUTIONS

(Unaudited, in thousands)

	March 31,	June 30,
	2021	2020
Remaining performance obligations with financial institutions to be recognized as revenue:
Within 1 year	$26,177	$13,001
Thereafter	121,283	139,334
Total	$147,460	$152,335